EXHIBIT 10.46

LEASE

BETWEEN

ABLE ENERGY, INC., Landlord

- and -

JOHN MCGINLEY or his designee, Tenant

Dated: July 14, 2008

THIS LEASE, dated the 14th day of July, 2008, between ABLE ENERGY, INC., a corporation with offices at 198 Green Pond Road, Rockaway, New Jersey 07866 (hereinafter referred to as the "Landlord"); and NORTH JERSEY OIL, INC. or its designee, a with offices at 68 North Dell, Kenvil, New Jersey 07847 (hereinafter referred to as the "Tenant").

WITNESSETH:
ARTICLE I
Demise of Premises

Section 1.01. The Landlord, for and in consideration of the rents to be paid and of the covenants and agreements hereinafter contained to be kept and performed by the Tenant, hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord, for the term and the rent, and upon the covenants and agreements hereinafter set forth, the Demised Premises as defined in Article IV consisting of certain structures described herein which are situated on that certain parcel of land located at 38 Diller Avenue, in the Town of Newton, County of Sussex, State of New Jersey (hereinafter referred to as the "Real Property") more particularly described on Exhibit A attached hereto.

ARTICLE II
Term of Lease

Section 2.01. The term of this Lease and the demise of the Demised Premises shall be for thirty (30) years beginning on the date of this Lease (the "Commencement Date") and ending on the last day of the calendar month that occurs thirty (30) years after the Commencement Date or on such earlier or later commencement or termination as hereinafter set forth (which term is hereinafter called the "Term").

ARTICLE III
Rent

Section 3.01. Basic rent for the Term ("Basic Rent") shall be in the sum of Five Hundred Thousand ($500,000.00) Dollars payable in advance as follows:

(a) The sum of Two Hundred Fifty Thousand ($250,000.00) Dollars by certified or bank check payable to Landlord on the Commencement Date; and

(b) The sum of Two Hundred Fifty Thousand ($250,000.00) Dollars by delivery to Landlord of Tenant's Promissory Note in the form attached as Exhibit B (the "Note') on the Commencement Date.

The Basic Rent shall be payable at the office of the Landlord, at the address above set forth, or as may otherwise be directed by notice from the Landlord to the Tenant.

Section 3.02. The Tenant shall, and will, during the Term well and truly pay, or cause to be paid, to the Landlord, the installments of Basic Rent as herein provided and all other sums that may become due and payable by the Tenant hereunder, at the time and in the manner herein provided, without counterclaim, offset or deduction; and all other sums due and payable by the Tenant hereunder may, at the Landlord's option, be deemed to be, and treated as, Additional Rent, and added to any Basic Rent due and payable by the Tenant hereunder, and, in the event of nonpayment of such other sums, the Landlord shall have all the rights and remedies herein provided for in the case of the nonpayment of Basic Rent and Additional Rent, or of a breach of any covenant to be performed by the Tenant.

Section 3.03. The Basic Rent payable by the Tenant pursuant to this Lease is intended to be net to the Landlord, and all other charges and expenses imposed upon the Demised Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control, including but not limited to the charges and expenses payable pursuant to Articles VII and VIII of this Lease, shall be paid by the Tenant.

ARTICLE IV
The Demised Premises

Section 4.01.. The Demised Premises includes a framed structure, underground fuel storage tanks having a capacity of 191,100 gallons, and fuel racks (collectively the "Structures") previously erected thereon and the Real Property, which the Tenant acknowledges that it has inspected and is fully familiar with its condition and is leasing the same in an "AS IS" condition.

Section 4.02. The Demised Premises hereinabove described constitutes a self-contained unit and nothing in this Lease shall impose upon the Landlord any obligation to provide any services for the benefit of the Tenant, including but not limited to water, gas, electricity, heat, janitorial or garbage removal, unless and to the extent expressly provided for in this Lease.

ARTICLE V
Use/Governmental Approvals

Section 5.01. The Demised Premises may be used as a fuel terminal for storage and distribution of diesel and home heating fuel products. Notwithstanding anything to the contrary, the Landlord makes no representation that the Demised Premises may be used for those purposes set forth in this Section 5.01. The Tenant shall not use or permit to be used the Demised Premises or any part thereof for any purpose other than the use described in the first sentence of this Section. Tenant acknowledges that the Real Property and Demised Premises are not, and have not, for a period of more than three years been used as a fuel terminal or for any other purpose.

Section 5.02. Tenant, at its sole cost and expense, shall be responsible for obtaining any and all certificates and/or permits sanctioning Tenant's use from any governmental agencies having jurisdiction over the Demised Premises ("Governmental Agencies"), including by way of example, but not limitation, a Certificate of Occupancy for the Demised Premises. Following the Commencement Date, the Tenant shall promptly file applications with all applicable Governmental Agencies and diligently and continuously pursue the Approvals. Landlord shall provide Tenant with copies at Landlord's expense of all documents filed or utilized by Landlord to date in attempting to secure government approvals and shall cooperate as reasonably necessary with Tenant or Tenant's counsel to secure for Tenant government approvals and waive any claim to privilege such that Tenant may consult with Landlord's attorneys and engineers with regard to Landlord's pursuit of government approvals. Tenant shall provide Landlord with copies of all such applications and all correspondence between Tenant and the Governmental Agencies relating to the Approvals. If, despite its best efforts, Tenant does not obtain the Approvals, then either party may terminate this lease on written notice to the other served on the sooner to occur of (a) the date Tenant is advised in writing by any Governmental Agency that the Approvals cannot be obtained; or (b) the last day of the sixth (6th) consecutive calendar month following the month in which the Commencement Date occurs, TIME BEING OF THE ESSENCE with respect thereto. In the event of such termination, the sole obligations of Landlord shall be (i) to repay to Tenant the Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollar payment of Basic Rent described in Section 3.01(a) above with interest at eight (8%) percent per annum in twelve equal consecutive monthly installments beginning on the tenth (10th) day following the date of termination; and (b) to return the Note to Tenant. In the event that Landlord fails to make any such monthly installment payment and fails to cure such default within 15 days of notice of such default, Tenant shall have (i) the right to place a lien on the Real Property for the amount of the Basic Rent of $250,000 not repaid to Tenant and (ii) the option to purchase the Real Property for the sum of $500,000 less any amount of the $250,000 Basic Rent payment made by Tenant to Landlord not repaid by Landlord. The procedures set forth in Section 25.01 of this Lease shall be followed with respect to such option. Tenant upon such termination must surrender the Demised Premises and is responsible for all damages or other claims to the Demised Premises and Real Property, other than regular wear and tear customary within industry standards, occurring during Tenant's possession of the Demised premises which amount may be setoff against the $250,00 payment to be made by Landlord to Tenant hereinabove set forth. See, Section 14.02.

ARTICLE VI
Quiet Enjoyment

Section 6.01. Except as set forth in Section 5.02 above, the Landlord covenants that if, and so long as, the Tenant pays the Basic Rent, and any Additional Rent as herein provided, and performs the covenants hereof, the Landlord shall do nothing to affect the Tenant's right to peaceably and quietly have, hold and enjoy the Demised Premises for the Term herein mentioned, subject to the provisions of this Lease and to any mortgage or deed of trust to which this Lease shall be subordinate.

ARTICLE VII
Additional Rent, Taxes, Assessments,
Water Rates, Charges, Etc.

Section 7.01. The Tenant shall pay, before any interest or penalties accrue thereon, all Real Estate Taxes, as hereinafter defined, and all Operating Costs, including by way of example but not limitation, all electricity charges, domestic water charges, gas and electricity charges, fire sprinkler standby charges, sewer rates and charges, and all other governmental charges imposed during the Term on the Real Property and Structures of which the Demised Premises are a part, parking lot repairs, parking lot maintenance and lighting, landscaping and snow removal, and all other charges relating to the maintenance and repair of the parking lot. Tenant shall pay such Operating Costs directly to the entity or authority assessing such charges. In the event Tenant pays such charges directly to the assessing authority or provider, as the case may be, then upon request, Tenant shall exhibit to the Landlord receipted bills or other proof of payment. There shall be apportioned any tax or charge relating to the fiscal years in which the Term of this Lease commences and terminates. In the event Landlord directs Tenant to pay any charges directly to an assessing authority or providing entity and Tenant fails to pay any of the foregoing items in a timely manner, then Landlord shall have the right but not the obligation to pay such amounts and charge Tenant, as Additional Rent, all sums expended by Landlord. Tenant shall be entitled to a refund from Landlord on a prorated basis for any Operating Costs paid by Tenant directly to the entity or authority assessing such charges if the Lease is terminated pursuant to any of the provisions of this Lease and such Operating Costs, or portion thereof, paid by Tenant were for any period of time after such termination. Tenant's obligations under this Lease to pay Operating Costs or public improvement assessments shall cease upon termination of the Lease and Tenant shall have no further responsibility of obligation to pay same.

Section 7.02. The Tenant shall not be required to pay any estate, inheritance, devolution, succession, transfer, legacy or gift tax charged against the Landlord or the estate or interest of the Landlord in the Demised Premises or upon the right of any person to succeed to the same or any part thereof by inheritance, succession, transfer or gift, nor any capital stock tax or corporate franchise tax incurred by the Landlord, nor any income tax upon or against the income of the Landlord (including any rental income derived by the Landlord from the Demised Premises but this exclusion shall not be applicable to a gross receipts or rental tax which shall be considered a Real Estate Tax).

Section 7.03. The Tenant shall pay all assessments that may be imposed upon the Real Property by reason of any specific public improvement (including but not limited to assessments for street openings, grading, paving and sewer installations and improvements) except that if by law such special assessment is payable, or may, at the option of the taxpayer, be paid, in installments, the Tenant may, whether or not interest accrues on the unpaid balance thereof, pay the same and any accrued interest on any unpaid balance thereof in installments as each installment becomes due and payable, but in any event before any penalty or cost may be added thereto for nonpayment of any installment or interest. Any such benefit, assessment or installment thereof relating to a fiscal period in which the Term of this Lease begins or ends shall be apportioned.
ARTICLE VIII
Insurance

Section 8.01. The Tenant shall, during the Term of this Lease, cause the Structures to be insured for the benefit of the Landlord, and any and all mortgagees of the Landlord and for the Tenant, as its interest may appear, "All Risk" or "Special Forms" property insurance against damage or loss by fire, malicious mischief, sprinkler leakage and such other hazards and perils as now or hereafter may be included in a standard "extended coverage" endorsement from time to time including boiler insurance and with a vandalism and malicious mischief endorsement, in an amount not less than the full replacement value of identical Structures (excluding Tenant improvements and alterations) constructed in accordance with all requirements, rules and regulations, which may be applicable at the time of any loss or damage, of all governmental agencies having jurisdiction over the Structures and construction of such Structures and improvements. Such policies shall be issued by insurance companies licensed to do business in New Jersey. Any deductible shall be deemed self insurance by the Tenant, to the extent of one hundred (100%) percent of the amount thereof.

Section 8.02. The Tenant shall provide and keep in force, during the Term of this Lease, for the benefit of the Landlord, naming the Landlord as an "insured" under said policies, commercial general liability insurance policy in standard form, insuring the Landlord with respect to ownership, maintenance and use against liability for personal injury, bodily injury, broad form property damage, operations hazard, owner's protective coverage, blanket contractual liability, products and completed operations liability in or upon the Demised Premises during the Term of this Lease. Said policies shall be written by insurance companies licensed to do business in the State of New Jersey rated A-XII by A.M. Best Company, Oldwick, New Jersey, and shall cover the entire Demised Premises as well as any sidewalk in front of the same, and shall be in the minimum amount of Two Million and 00/100 ($2,000,000.00) Dollars for each occurrence and shall contain provision for thirty (30) days' written notice by registered mail to the Landlord of any change, reduction in coverage, or cancellation or other termination of said policy. The said policies shall also contain an endorsement protecting the Landlord for water damage and sprinkler damage liability with respect to property other than the Landlord's. The Tenant shall name the Landlord (and at Landlord's election, Landlord's managing agent and/or mortgagee[s]) as an additional insured on its commercial general liability insurance policy. Tenant shall provide at all times current certificates of insurance demonstrating compliance with the provisions of this Section and evidence of such coverage. In no event shall the Landlord be permitted to require an increase in the aforesaid amount during the term of this Lease in excess of three (3%) percent per year for each year Tenant is in possession of the Premises unless required to do so by governmental agency or authority or Tenant and Landlord shall mutually agree to a change in the intended use of the Premises. In such event, the increase as agreed to by the parties shall be reasonable under the circumstances considering the character and location of the structures and Tenant's changed use of the Demised Premises.

Tenant represents, said representation being specifically designed to induce the Landlord to execute this Lease, that Tenant shall insure its business against interruption and its improvements, alterations, personal property and fixtures and any other items which Tenant may bring to the Demised Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction, which property value shall never exceed the amount of insurance which Tenant is required to carry pursuant to this Lease. If at any time the value of the personal property, fixtures or other goods located at the Demised Premises shall exceed said amount, Tenant covenants to so notify Landlord and at the same time increase the amount of insurance required to be carried pursuant to this Section 8.02 to an amount sufficient to cover the aforesaid. Should Tenant fail to do so, or fail to maintain insurance coverage adequate to cover the aforesaid, then Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

Section 8.03. The Tenant shall provide and keep in force, during the Term of this Lease, for the benefit of the Landlord and ground lessor, if any, machinery insurance if applicable. The Landlord shall be named as an additional insured and loss payee under the policy, with respect to real property. Upon failure at any time on the part of the Tenant to procure any or all of the policies of insurance as provided in this Article, or to pay the premiums therefor, the Landlord shall be at liberty from time to time as often as such failure shall occur, to procure such insurance and pay the premiums therefor as herein provided in case of fire insurance, and all and any sums paid for such insurance by the Landlord together with interest thereon from date of payment shall be and become and are hereby declared to be Additional Rent under this Lease, forthwith due and payable, and shall be collectible accordingly.

Section 8.04. Intentionally omitted.

Section 8.05. Each such insurance policy carried by Tenant insuring the Demised Premises, its business against interruption, and its fixtures and contents against loss by fire, water and causes covered by standard extended coverage or all risks endorsement insurance, shall be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies except, however, criminal acts. Landlord shall not be liable to the Tenant and Tenant, except for loss caused by the negligence of Landlord or Landlord's agents, officers, managers or employees, hereby waives any claims against Landlord for any loss or damage caused by fire, water or any of the risks enumerated in standard extended coverage insurance, all risks or special forms endorsement insurance, provided such insurance was obtainable at the time of such loss or damage.

Notwithstanding any provision in this section to the contrary, Landlord acknowledges that it is Landlord's intent to purchase fuel from Tenant and/or execute a throughput agreement with Tenant and in doing so Landlord or its officers, managers, agents or employees may be on the Demised Premises; accordingly, Landlord shall be solely responsible for any and all resulting damages of any kind caused by the negligence or recklessness of Landlord or its officers, managers, agents or employees on the Demised Premises. Landlord further agrees to defend, indemnify and hold harmless Tenant from any such claims, penalties, suits, liabilities, fines, damages, losses, fees, costs, and expenses which may be imposed by such negligent or reckless conduct of Landlord or its officers, managers, agents or employees.

Section 8.06. The Tenant shall also furnish insurance for such other hazards and in such amounts as the Landlord may reasonably require and as at the time are commonly insured against with respect to Structures similar in character, general location and use and occupancy to the Demised Premises in relative amounts normally carried with respect thereto. The Landlord reserves the right at any time and from time to time to require that the limits for any of the insurance required pursuant to Article VIII be increased to limits as at the time are reasonable with respect to Tenant's use and to Structures similar in character, general location and use and occupancy to the Demised Premises.

Section 8.07. Tenant is and shall be in exclusive control and possession of the Demised Premises as provided herein, and Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including, but not limited to (i) that arising from the negligence of Landlord, its agents, servants, invitees, contractors or subcontractors, or from defects, errors or omissions in the construction or design of the Demised Premises including the structural and nonstructural portions thereof; or (ii) loss of or injury to Tenant or to Tenant's property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (iii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service which Landlord is obligated to furnish pursuant to this Lease; or (iv) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (v) any interruption to Tenant's business, however occurring.

The aforesaid exculpatory Section is to induce the Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance (or self-insurance or combinations thereof if specifically permitted pursuant to this Lease), thereby avoiding the need to increase the rent charged Tenant to compensate the Landlord for the additional costs in obtaining said coverage or reserving against such losses.

Tenant shall indemnify, defend and save Landlord harmless against and from all liabilities, claims, suits, fines, penalties, damages, losses, fees, costs and expenses (including reasonable attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

(a) Any work or thing done in, on or about the Demised Premises or any part thereof by or on behalf of Tenant;

(b) Any use, occupation, condition, operation of the Demised Premises or any part thereof or of any street, sidewalk, curb, or space adjacent thereto or any occurrence on any of the same on the part of Tenant;

(c) Any act or omission on the part of Tenant or any subtenant or any employees, licensees or invitees;

(d) Any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in, on or about the Demised

(a) Premises, or any part thereof or in, on or about any street, alley, sidewalk, curb, vault, passageway or space adjacent thereto, unless caused by Landlord, its agents or employees; and

(e) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease.

The provisions of this Section shall survive the expiration or earlier termination of the Lease.

Section 8.08. Any policies required to be furnished by Tenant pursuant to this Article VIII will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof.

ARTICLE IX
Repairs

Section 9.01. The Tenant shall keep the Demised Premises in good condition and repair, and shall redecorate, paint and renovate the Demised Premises as may be necessary to keep them in good condition and repair and good appearance. The Tenant shall keep the Demised Premises and all parts thereof in a clean and sanitary condition and free from trash, inflammable material and other objectionable matter. Tenant shall, at its sole cost and expense, throughout the Term of this Lease, as extended or renewed, maintain a dumpster for depositing its trash and refuse. Under no circumstances will Tenant store any trash or refuse outside the Structures except in such dumpster. The Tenant shall comply with all of the requirements and recommendations as announced from time to time by the engineering department or any other similar enforcement department of the fire insurance company insuring the Demised Premises or any agencies or departments of the Town of Newton including by way of example but not limitation the health or fire department. The Tenant shall keep the sidewalks, parking lot and roadways forming part of the Demised Premises clean and free of obstructions, snow and ice. Except as hereinafter in this Lease set forth, throughout the Term of this Lease, the Tenant, at its sole cost and expense, will take good care of the Demised Premises including by way of example but not limitation, the tanks, racks, roof, boiler, heating systems, plumbing systems, electrical system and sprinkler, gas fired unit heaters, rooftop heating, ventilating and air conditioning ("HVAC") units, overhead doors, overhead door openers, exhaust fans, ventilating fans, plumbing fixtures, lights, outlets, electrical panels, exit lights, emergency lights, exterior lighting, fences, landscaping, tree trimming and weed removal, and the sidewalks and curbs adjoining the Demised Premises and will keep the same in good order and condition and make all necessary repairs thereto, interior and exterior, ordinary and extraordinary, foreseen and unforeseen. Tenant shall return the Demised Premises at the end of the Term in the same condition they were in at the commencement, subject to reasonable wear and tear. In addition, the Tenant shall replace, at the Tenant's expense, all window and glass in and on the Demised Premises which may become broken after the date of Tenant's occupancy. All repairs made by Tenant shall be equal in quality and class to the original work. The Tenant shall quit and surrender the Demised Premises at the end of the Term in "broom-clean condition" and in as good condition as the reasonable use thereof will permit. When used in this Article, the term "repairs" shall mean those ordinary and extraordinary and shall include all necessary replacements and renewals.

In case the Tenant shall fail or neglect at any time to make any of the repairs or replacements hereinabove agreed to be made by it and shall continue such failure or neglect after fourteen (14) days' notice in writing thereof from the Landlord, unless the critical nature of the repair requires immediate attention in which event the repair or replacement shall be made within twenty-four (24) hours after such written notice, then the Landlord or its agents, at the option of the Landlord, may enter the Demised Premises and make such repairs or replacements at the cost and expense of the Tenant and in case of the Tenant's failure to pay therefor, the same cost and expense shall be deemed Additional Rent and be due and payable as such, or the Landlord may, at its option, terminate this Lease or pursue any of its other remedies hereunder.

Notwithstanding any provision in this section to the contrary, Landlord acknowledges that it is Landlord's intent to purchase fuel from Tenant and/or execute a throughput agreement with Tenant and in doing so Landlord or its officers, managers, agents or employees may be on the Demised premises; accordingly, Landlord shall be solely responsible for any and all repairs as may be reasonably necessary caused by the negligence or recklessness of Landlord or its officers, managers, agents or employees on the Demised Premises.

Section 9.02. The Tenant shall not, without the prior written consent of the Landlord, which shall not be unreasonably withheld, make any alterations, additions or improvements with respect to the Demised Premises.

If so requested by the Landlord, the Tenant will remove all improvements made by it under this Lease prior to the expiration of the Term and leave the Demised Premises in such condition as it was at the commencement of the Term of this Lease, reasonable wear and tear excepted. In the event the Tenant so fails to remove such improvements, the Landlord may do so and collect from the Tenant, as Additional Rent, its costs and expense of doing so. All erections, alterations, additions and improvements, whether temporary or permanent in character, which may be made upon or to the Demised Premises either by the Landlord or the Tenant, except furniture or movable trade fixtures installed at the expense of the Tenant, shall be the property of the Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the termination of this Lease, without compensation to the Tenant. All furniture, movable trade fixtures and personalty of the Tenant remaining in the Demised Premises after the expiration of the Term shall be deemed abandoned and may be removed by Landlord who may collect from the Tenant, as Additional Rent, its costs and expenses of so removing.

Section 9.03. The Landlord may, as a condition to granting its consent to any alteration, addition or improvement referred to in Section 9.02 above, require the following:

(a) Plans and Specifications therefor are first submitted to the Landlord;

(b) Provided the Landlord has approved the same, the said Plans and Specifications are appropriately filed (if necessary) with the applicable Governmental Agency; and

(c) Consent (if necessary) is granted by the applicable Governmental Agency for any of the said alterations, improvements, construction or repairs.

ARTICLE X
Casualty

Section 10.01. If the Demised Premises or the Structures is damaged or destroyed by fire, explosion, the elements or otherwise during the Term so as to render the Demised Premises wholly unusable or unfit for occupancy, or should the Demised Premises be so badly injured that the same cannot be repaired within one hundred eighty (180) days from the happening of such injury, then, and in such case, the Term hereby created shall, at the option of either the Landlord or the Tenant, terminate upon the giving of a notice of termination. If a notice of termination is given, the Term of this Lease shall terminate effective as of the date of such damage or destruction, and the Tenant shall immediately surrender the Demised Premises and all the Tenant's interest therein to the Landlord, without abatement or refund of the Basic Rent and Additional Rent and the Landlord may re-enter and repossess the Demised Premises discharged from this Lease and may remove all parties therefrom. In the event of any such termination, Tenant shall be entitled to a return of all unearned rents, operating costs, and assessments paid on a prorated basis.

Section 10.02. Should the Demised Premises be rendered unusable for Tenant's use and unfit for occupancy, but yet be repairable within one hundred eighty (180) days from the happening of said injury, the Tenant will restore the Structures and the Demised Premises, and repair the same with reasonable speed, without refund or abatement of the Basic Rent and Additional Rent.

Section 10.03. If the Demised Premises shall be so slightly damaged as not to be rendered unusable for Tenant's use and unfit for occupancy, the Tenant shall repair the same with reasonable promptness and the Basic Rent and Additional Rent shall not abate. The Tenant shall immediately notify the Landlord in case of fire or other damage to the Demised Premises.

ARTICLE XI
Condemnation

Section 11.01. If, during the Term of this Lease, 10% or more of the area of the Demised Premises shall be taken or noticed to be taken under any power of eminent domain or condemnation, or less than 10% of the area of the Demised Premises shall be taken or noticed to be taken under any power of eminent domain or condemnation but that portion taken or noticed to be taken renders the Demised Premises reasonably unsuitable for its intended use, then Tenant shall have the option within 30 days of Tenant's notification of such eminent domain or condemnation action or proceeding of (1) exercising an option to purchase the Real Property for the sum of $500,000 less any amount of the $250,000 Basic Rent payment made by Tenant to Landlord not repaid by Landlord pursuant to the procedures set forth in Section 25.01 of this Lease or (2) terminating this Lease and obtaining a full refund of all unearned rents, operating costs and assessments already paid on a prorated daily basis and have no further obligation to Landlord. Upon notice of Tenant's intent to exercise the purchase option, Landlord shall prior to closing of such purchase remove and satisfy any mortgages or liens, and cure any restrictions or easements, encroachments or encumbrances that would render the Demised Premises uninsurable. No part of any award shall belong to the Tenant except that nothing contained herein is intended to affect or limit the Tenant's claim for fixtures or other improvements owned by Tenant provided the same does not diminish the Landlord's award. It is expressly understood and agreed that the provisions of this Article XI shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time. Notwithstanding the foregoing, Tenant shall not have the right to exercise the purchase option granted in this Section in the event that prior to the exercise of the option, the Real Property is subject to an eminent domain notice pursuant to which the Real Property or any portion thereof is to be taken for an amount in excess of $500,000. In such event, this Lease shall be deemed terminated and the sole obligations of the parties shall be as set forth in Section 5.02 hereinabove.

ARTICLE XII
Compliance With Laws, Etc.

Section 12.01. The Tenant shall not do or permit anything to be done in the Demised Premises which shall constitute a public nuisance or which will conflict with the regulations of the Fire Department or with any insurance policy upon said improvements or any part thereof.

Section 12.02. The Tenant shall, at its own expense, obtain all necessary environmental and operating permits and comply with all present and future requirements of law and with all present and future ordinances or orders, rules and regulations of any State, Municipal or other public authority affecting the Demised Premises and with all requirements of the Fire Insurance Exchange or similar body, and of any liability insurance company insuring the Landlord against liability for accidents in or connected with the Demised Premises including, but not limited to laws, ordinance, orders, rules and regulations which apply to the interior or exterior of the Demised Premises, the structural or nonstructural parts thereof, and to make all improvements and repairs required by such laws, ordinances, orders, rules and regulations, ordinary or extraordinary, foreseen or unforeseen.

Section 12.03. Environmental Matters.

(a) Except as specifically set forth in this Section 12.03, Tenant shall maintain the Demised Premises and Real Property in compliance with all federal, state and local laws, ordinances, rules, regulations and policies, now existing or hereafter amended, enacted or promulgated, regarding the environment, health or safety which apply to the Demised Premises and Real Property or their use, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 and the regulations promulgated thereunder, New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 et seq. ("Spill Act"); the New Jersey Water Pollution Control Act, N.J.S.A. 58:10A-1 et seq.; the New Jersey Solid Waste Management Act, N.J.S.A. 13:1E-1 et seq.; the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq.; and the New Jersey Underground Storage of Hazardous Substances Act, N.J.S.A. 58:10A-21 et seq. and Hazardous Discharge Site Remediation Act, N.J.S.A. 58:10B-1 et seq. (all such laws, ordinances, rules, regulations and policies collectively referred to herein as "Environmental Laws").

(b) Tenant hereby represents that its North American Industrial Classification System (hereinafter "NAICS") code is _________________, as determined by reference to the NAICS codes dated and published in 2002 by the Executive Office of the President of the United States, Office of Management and Budget, ISBN 0-934213-87-9 NTIS PB2002-502024, and its operations shall consist of the operations described in Section 5.01. Tenant shall, at its own cost and expense, comply with ISRA whenever an obligation to do so arises. Tenant shall, at its own cost and expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental Protection (hereinafter "NJDEP") pursuant to ISRA, including the establishment of any required Remediation Funding Sources, as that term is defined in Environmental Laws.

(c) Should the NJDEP determine that any investigation or remediation of Hazardous Substances must be undertaken pursuant to Environmental Laws, including ISRA, then Tenant shall, at Tenant's own expense, conduct such investigation and remediation including, without limitation, the preparation of a Remedial Action Workplan and submission of the Remediation Funding Sources. As used in this Lease, "Hazardous Substances" shall mean any hazardous substance, hazardous waste, toxic substance, pollutant or contaminant as any of those terms are defined in any Environmental Laws, and any substance the presence of which may result in liability under common law.

(d) At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord regarding or in furtherance of compliance with Environmental Laws. Tenant shall sign any affidavit concerning compliance with Environmental Laws submitted to it by Landlord which is true, accurate and complete; if an affidavit is not true, accurate and complete, Tenant shall provide the necessary information to make it true, accurate or complete and shall then sign same.

(e) Tenant shall promptly supply Landlord with any notices, correspondence and submissions of any nature made by Tenant to, or received by Tenant from, the NJDEP, the United States Environmental Protection Agency, or any other local, state or federal authority concerning compliance with Environmental Laws.

(f) Intentionally omitted.

(g) At any time upon request of the Landlord, Tenant shall give Landlord and its representatives access to the Demised Premises during normal business hours in order to inspect the Demised Premises, inspect any documents pertaining to Tenant's compliance with Environmental Laws, or perform any work in order to determine that the Demised Premises or its use by Tenant comply with Environmental Laws.

(h) Tenant shall commence and complete full compliance with Environmental Laws, as required by this Lease, including any required investigation or remediation, prior to the termination or expiration of this Lease. Notwithstanding the expiration or earlier termination of this Lease, if there exists a violation of, or failure to comply with, Environmental Laws at the Demised Premises or Real Property for which Tenant is responsible under Environmental Laws or this Lease or if Tenant has failed to fulfill its obligations under this Section 12.03, and as a consequence thereof, Landlord is unable to rent the Demised Premises or Real Property, then the Landlord shall treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all remedies against the Tenant provided by law in that situation.

(i) In the event that a lien shall be filed (i) against the Demised Premises or Real Property during the term of this Lease arising in whole or in part out of Hazardous Substances spilled or discharged after the Commencement Date of this Lease, or (ii) after the term of this Lease arising from a violation of Environmental Laws which occurred during the term of this Lease, unless caused by Landlord or its representatives, pursuant to and in accordance with Environmental Laws, including without limitation, the Spill Act or the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., then Tenant shall, within thirty (30) days from the time Tenant is given notice of the lien, or within such shorter period of time in the event that the United States, New Jersey, or any agency or subdivision of either such entity has commenced steps to cause the Demised Premises or Real Property to be sold pursuant to the lien, pay the claim and remove the lien from the Demised Premises or Real Property.

(j) Tenant shall indemnify, defend and hold Landlord harmless from all fines, suits, procedures, claims, liabilities, costs and actions of any kind, including attorneys' fees (including those incurred to enforce this indemnity or for any other purpose), arising out of or in any way connected with (1) any spills or discharges of Hazardous Substances at the Demised Premises or Real Property, except those which occurred prior to the date Tenant first took possession of the Demised Premises or (2) arising out of Tenant's failure to comply with the provisions of this Section 12.03.

(k) Notwithstanding any provision in this section to the contrary, Landlord acknowledges that it is Landlord's intent to purchase fuel from Tenant and/or execute a throughput agreement with Tenant and in doing so Landlord or its officers, managers, agents or employees may be on the Demised Premises; accordingly, Landlord shall be solely responsible for any and all resulting damages of any kind caused by the negligence or recklessness of Landlord or its officers, managers, agents or employees on the Demised Premises. Landlord further agrees to defend, indemnify and hold harmless Tenant from any such claims, penalties, suits, liabilities, fines, damages, losses, fees, costs, and expenses which may be imposed by such negligent or reckless conduct of Landlord or its officers, managers, agents or employees.

(l) Tenant's obligations and liabilities under this Section 12.03 shall survive the expiration or earlier termination of this Lease and shall continue so long as Landlord remains responsible or liable for either any spills or discharges of Hazardous Substances at the Demised Premises or Real Property or any violations of Environmental Laws.

ARTICLE XIII
Subordination/Estoppels

Section 13.01. This Lease and any option contained herein is and shall be subject and subordinate to all present and future first mortgages or first deeds of trust affecting the Demised Premises. The Tenant shall execute any instrument which may be deemed necessary or desirable by the Landlord to further effect or to evidence the subordination of this Lease to any such first mortgage or first deed of trust. The Landlord may assign this Lease to any such first mortgagee or first trust deed holder in connection with any such lien superior to this Lease, and the Tenant shall execute any instrument which may be necessary or desirable by the Landlord or the holder of said lien in connection with said assignment. Any expense incurred in the preparing or recording of such assignment or subordination to any such holder shall be without expense or cost to the Tenant.

Section 13.02. The Tenant further agrees, within ten (10) days of Landlord's written request, to certify by written instrument duly executed and acknowledged to any first mortgagee, first trust deed holder or purchaser, or any proposed first mortgage lender, first trust deed holder or purchaser, that this Lease is in full force and effect, or if not, in what respect it is not, that this Lease has not been modified, or the extent to which it has been modified, that there are no existing defaults hereunder to the best of the knowledge of the party so certifying, or specifying the defaults, if any, and any other information which Landlord shall reasonably require. Any such certification shall be without prejudice as between the Landlord and the Tenant, it being agreed that any document required hereunder shall not be used in any litigation between the Landlord and the Tenant.

Section 13.03. At the time of the closing of the transfer of title of the Real Property to Tenant pursuant to the purchase options granted to Tenant under Sections 11.01 and 25.01 of this Lease, Landlord shall transfer the Real Property to Tenant free of all claims, encumbrances and rights of others. In the event a lien, mortgage, other encumbrance, encroachment, easement or title issue making the Demised Premises uninsurable with a title company is discovered prior to Tenant executing such purchase option, Landlord shall at Landlord's expense remove and satisfy any such encumbrance prior to closing of the transfer of title to the Real Property to Tenant, but in no event less than thirty days of notice and demand by Tenant that such lien, mortgage, other encumbrance, encroachment, easement or title issue be removed and satisfied. If Landlord fails to remove and satisfy any such encumbrance prior to closing of the transfer of title to the Real Property to Tenant, but in no event less than thirty days of notice and demand by Tenant, Tenant may remove or satisfy any such encumbrance and seek indemnification for any costs, attorneys' fees and monies paid to third parties to remove and/or satisfy said lien, mortgage, other encumbrance, encroachment, easement or title issue.

ARTICLE XIV
Defaults, Remedies

Section 14.01. If, during the Term, any one or more of the following acts or occurrences (any one of such occurrences or acts being hereinafter called an Event of Default) shall happen:

(a) The Tenant shall default in making any payment of Basic Rent or any Additional Rent (including without limitation, all sums due under the Note) as and when the same shall become due and payable, and such default shall continue for a period of ten (10) days after notice from the Landlord that such payment is due and unpaid; or

(b) The Tenant shall default in the performance of or compliance with any of the other covenants, agreements, terms or conditions of this Lease to be performed by the Tenant (other than any default curable by payment of money), and such default shall continue for a period of fourteen (14) days after written notice thereof from the Landlord to the Tenant, or, in the case of a default which cannot with due diligence be cured within fourteen (14) days, the Tenant shall fail to proceed promptly (except for unavoidable delays) after the giving of such notice and with all due diligence to cure such default and thereafter to prosecute the curing hereof with all due diligence (it being intended that as to a default not susceptible of being cured with due diligence within fourteen (14) days, the time within which such default may be cured shall be extended for such period as may be reasonably necessary to permit the same to be cured with all due diligence); or

(c) The Tenant or any guarantor of this Lease shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, composition, readjustment or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of the Tenant or any guarantor of this Lease or of all or any substantial part of its properties or of all or any part of the Demised Premises; or

(d) If, within sixty (60) days after the filing of an involuntary petition in bankruptcy against the Tenant or any guarantor of this Lease, or the commencement of any proceeding against the Tenant or such guarantor seeking any reorganization, composition, readjustment or similar relief under any law, such proceeding shall not have been dismissed, or if, within sixty (60) days after the appointment, without the consent or acquiescence of the Tenant or such guarantor, of any trustee, receiver or liquidator of the Tenant or such guarantor, or of all or any part of the Demised Premises, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall have been vacated, or if, within sixty (60) days after the taking possession, without the consent or acquiescence of the Tenant or such guarantor, of the property of the Tenant, or of such guarantor by any governmental office or agency pursuant to statutory authority for the dissolution or liquidation of the Tenant or such guarantor, such taking shall not have been vacated or stayed on appeal or otherwise; or

(e) If the Demised Premises shall be abandoned by the Tenant for a period of thirty (30) consecutive days then, and in any such event, and during the continuance thereof, the Landlord may, at its option, then or thereafter while any such Event of Default shall continue and notwithstanding the fact that the Landlord may have any other remedy hereunder or at law or in equity, by notice to the Tenant, designate a date, not less than ten (10) days after the giving of such notice, on which this Lease shall terminate; and thereupon, on such date the Term of this Lease and the estate hereby granted shall expire and terminate upon the date specified in such notice with the same force and effect as if the date specified in such notice was the date hereinbefore fixed for the expiration of the Term of this Lease, and all rights of the Tenant hereunder shall expire and terminate, but the Tenant shall remain liable as hereinafter provided. Additionally, Tenant agrees to pay, as Additional Rent, all attorney's fees and other expenses incurred by the Landlord in enforcing any of the obligations under this Lease, this covenant to survive the expiration or sooner termination of this Lease.

Section 14.02. If this Lease is terminated as provided in Section 14.01, or as permitted by law, the Tenant shall peaceably quit and surrender the Demised Premises to the Landlord, and the Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or other legal proceedings, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event neither the Tenant nor any person claiming through or under the Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Demised Premises, and the Landlord, at its option, shall forthwith, notwithstanding any other provision of this Lease, be entitled to recover from the Tenant (in lieu of all other claims for damages on account of such termination) as and for liquidated damages an amount equal to the excess of all Basic Rent and Additional Rent reserved hereunder for the unexpired portion of the Term of this Lease discounted at the rate of six (6%) percent per annum to the then present worth, over the fair rental value of the Demised Premises at the time of termination for such unexpired portion of the Term. Nothing herein contained shall limit or prejudice the right of the Landlord, in any bankruptcy or reorganization or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or reorganization or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law whether such amount shall be greater or less than the excess referred to above.

Section 14.03. If the Landlord re-enters and obtains possession of the Demised Premises, as provided in Section 14.02 of this Lease, following an Event of Default, the Landlord shall have the right, without notice, to repair or alter the Demised Premises in such manner as the Landlord may deem necessary or advisable so as to put the Demised Premises in good order and to make the same rentable, and shall have the right, at the Landlord's option, to relet the Demised Premises or a part thereof, and the Tenant shall pay to the Landlord on demand all reasonable expenses incurred by the Landlord in obtaining possession, and in altering, repairing and putting the Demised Premises in good order and condition and in reletting the same, including reasonable fees of attorneys and architects, and all other reasonable expenses or commissions, and the Tenant shall pay to the Landlord upon the rent payment dates following the date of such re-entry and including the date for the expiration of the Term of this Lease in effect immediately prior to such re-entry, the sums of money which would have been payable by the Tenant as Basic Rent and Additional Rent hereunder on such rent payment dates if the Landlord had not re-entered and resumed possession of the Demised Premises, deducting only the net amount of Basic Rent and Additional Rent, if any, which the Landlord shall actually receive (after deducting from the gross receipts the expenses, costs and payments of the Landlord which in accordance with the terms of this Lease would have been borne by the Tenant) in the meantime from and by any reletting of the Demised Premises, and the Tenant shall remain liable for all sums otherwise payable by the Tenant under this Lease, including but not limited to the expense of the Landlord aforesaid, as well as for any deficiency aforesaid, and the Landlord shall have the right from time to time to begin and maintain successive actions or other legal proceedings against the Tenant for the recovery of such deficiency, expenses or damages or for a sum equal to any Basic Rent payment and Additional Rent.

Section 14.04. The Tenant hereby waives all right of redemption to which the Tenant or any person under it may be entitled by any law now or hereafter in force. In the event of an Event of Default which results in the Landlord recovering possession of the Demised Premises, Landlord shall be under an ongoing obligation to mitigate Tenant's damages. The Landlord's remedies hereunder are in addition to any remedy allowed by law.

Section 14.05. In the event of any breach or threatened breach by Tenant of any of the agreements, terms, covenants or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary dispossess proceedings, and other remedies were not provided for in this Lease. During the pendency of any proceedings brought by Landlord to recover possession by reason of default, Tenant shall continue all money payments required to be made to Landlord, and Landlord may accept such payments for use and occupancy of the Demised Premises. In such event, Tenant waives its right in such proceedings to claim as a defense that the receipt of such money payments by Landlord constitutes a waiver by Landlord of such default.

ARTICLE XV
Assignment and Sublease

Section 15.01. The Tenant may not mortgage, pledge, hypothecate, assign, transfer, sublet, license or otherwise deal with this Lease or the Demised Premises in any manner without Landlord's consent which may be withheld in Landlord's sole discretion; except that Tenant shall have the one-time right to transfer its interest to a designee, upon written notice to Landlord.

ARTICLE XVI
Notices

Section 16.01. Any notice by either party to the other shall be in writing and shall be deemed to have been duly given only if (a) delivered personally or (b) sent by registered mail or certified mail, return receipt requested, in a postpaid envelope or (c) sent by recognized overnight courier service such as Federal Express, addressed at the address set forth below, or at such other address as it shall designate by notice, as follows:

If to Landlord:	Able Energy, Inc. 198 Green Pond Road Rockaway, New Jersey 07866

with copy to:	Able Energy, Inc. 1140 Avenue of the Americas Suite 1800 New York, New York 10036 Attn: Gregory Frost, CEO

If to Tenant:	North Jersy Oil, Inc., or its designee 68 North Dell Kenvil, New Jersey 07847 Attn: John McGinley

with copy to:	Erik A. Hassing, Esq. Bell & Hassing 150 Mineral Springs Drive Rockaway, NJ 07866

Any notice so sent shall be deemed given upon its receipt or rejection as evidenced by a return receipt or upon delivery if personally served.

ARTICLE XVII
Holding Over

Section 17.01. If the Tenant shall remain in the Demised Premises after the expiration of the Term without having executed and delivered a new lease with the Landlord, such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, elect to treat the Tenant as one who has not removed at the end of its Term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and in that event the Tenant shall pay installments of Monthly Basic Rent as provided for pursuant to N.J.S.A. 2A:42-6, but in no event less than the rate provided herein for the last month of the Term.

ARTICLE XVIII
Liens

Section 18.01. This Lease may be cancelled by the Landlord if any mechanic's lien is filed against the Demised Premises as a result of alterations, additions or improvements made by the Tenant and not discharged by payment or bonding within thirty (30) days after notice by the Landlord to the Tenant. In addition, after thirty (30) days' written notice to the Tenant, the Landlord, at its option, may pay and discharge such lien, without inquiring into the validity thereof, and the Tenant shall, on demand of the Landlord, reimburse the Landlord as Additional Rent hereunder for the total expense incurred by the Landlord in discharging such lien.

ARTICLE XIX
Condition of Demised Premises, Loss, Etc.

Section 19.01. After the commencement of the Tenant's occupancy, the Landlord shall not be responsible for the loss of, or damage to, Tenant's property or that under its care, custody or control, or injury to Tenant occurring in or about the Demised Premises, or for any business interruption loss, for any reason whatsoever, to include but not be limited to: any existing or future condition, defect, matter or thing in the Demised Premises; the acts, omissions or negligence of other persons or tenants in and about the Demised Premises; theft or burglary from the Demised Premises; and defects, errors or omissions in the construction or design of the Demised Premises and/or the Structures including the structural and nonstructural portions thereof. Tenant covenants and agrees to make no claim for any such loss, damage or injury at any time.

Notwithstanding any provision in this section to the contrary, Landlord acknowledges that it is Landlord's intent to purchase fuel from Tenant and/or execute a throughput agreement with Tenant and in doing so Landlord or its officers, managers, agents or employees may be on the Demised Premises; accordingly, Landlord shall be solely responsible for any and all resulting damages of any kind caused by the negligence or recklessness of Landlord or its officers, managers, agents or employees on the Demised Premises. Landlord further agrees to defend, indemnify and hold harmless Tenant from any such claims, penalties, suits, liabilities, fines, damages, losses, fees, costs, and expenses which may be imposed by such negligent or reckless conduct of Landlord or its officers, managers, agents or employees.

ARTICLE XX
Inspection

Section 20.01. The Landlord, or its agents, shall have the right to enter the Demised Premises at reasonable hours to examine the same, provided Landlord does not interfere with Tenant's use and occupancy thereof.

ARTICLE XXI
Throughput Rights

Section 21.01. Upon receipt by Tenant of the Approvals, Tenant shall grant to Landlord or its affiliates "throughput" rights to utilize the Demised Premises for storage and distribution rights of all fuel products, in exchange for similar rights which Landlord shall grant to Tenant to use Landlord's facility located in Rockaway, New Jersey. The charges for the use of both facilities shall be at the rate of five cents ($0.05) per gallon to be accounted for by the parties on a monthly basis. No throughput rights shall be granted by Tenant to any third-party without Landlord's written consent which may not be unreasonably withheld.

ARTICLE XXII
Credit Facility

Section 22.01. Upon the Commencement Date, Tenant shall provide Landlord with a Five Hundred Thousand ($500,000.00) Dollar line of credit to purchase fuel products from third party suppliers with at least eight (8) day credit terms or, in the alternative, store at Landlord's Rockaway terminal facility home heating oil having a wholesale cost of a minimum of $500,000 so that Landlord may utilize this fuel for its customers and pay Tenant for such fuel on at least eight (8) day credit terms. This line of credit or alternative storage of fuel arrangement shall be provided by Tenant to Landlord for a period of at least six (6) months from the Commencement Date. In consideration of such credit facility Landlord shall pay to Tenant the sum of two cents ($0.02) per gallon for each gallon purchased by Landlord through such credit facility. Upon default by Landlord under the terms of the credit facility agreement tenant shall be entitled to offset against any monies owed to Landlord by Tenant under the terms of this Lease and the promissory note attached thereto the amount of monies owed to Tenant under the credit facility.

ARTICLE XXIII
Intentionally Omitted

ARTICLE XXIV
Broker

Section 24.01. The Landlord and the Tenant represent and warrant one to the other that no broker brought about this transaction, and the Landlord and the Tenant agree to indemnify and hold each other harmless from any and all claims of any brokers arising out of or in connection with the negotiations of or the entering into this Lease by the Landlord and the Tenant.

ARTICLE XXV
Purchase Option

Section 25.01. At any time after payment in full in cash of all of the Basic Rent (including, without limitation, all sums due and owing under the Note) Tenant shall have the right, exercisable on not fewer than thirty (30) days prior written notice to Landlord, to purchase the Demised Premises in its AS IS condition for the sum of $1.00, whereupon Landlord shall deliver a bargain and sale deed with covenants against grantor's acts to Tenant, together with such documentation as may reasonably be required by Purchaser's title insurance company to deliver fee simple title to the Demised Premises subject to easements and restrictions of record, zoning ordinances and such state of facts as may be revealed by an accurate survey of the Demised Premises. All transfer taxes in connection with such conveyance shall be payable by the Tenant. Notwithstanding the foregoing, Tenant shall not have the right to exercise this purchase option in the event that prior to the exercise of the option, the Real Property is subject to an eminent domain notice pursuant to which the Real Property or any portion thereof is to be taken for an amount in excess of $500,000. In such event, this Lease shall be deemed terminated and the sole obligations of the parties shall be as set forth in Section 5.02 hereinabove.

ARTICLE XXVI
Waiver of Jury Trial

Section 26.01. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors under or connected with this Lease or any of its provisions.

ARTICLE XXVII
Waiver of Distraint

Section 27.01. Landlord waives all lien, right, interest and claim it might otherwise have in and waives its right of distraint of, the machinery, fixtures and other property of the Tenant, and in any other property of any nature whether on or off the Demised Premises, belonging to the Tenant. The provisions of this Section are intended to apply to the Landlord's common law (if any) and statutory right of distraint because of failure to pay Basic Rent or Additional Rent. In the event Landlord is requested to execute a lien waiver or similar document evidencing that Landlord does not have a lien on Tenant's inventory, equipment or other personalty, then Tenant agrees to reimburse Landlord, as Additional Rent, for the legal fees and costs incurred by Landlord in connection with reviewing and responding to such request.

ARTICLE XXVIII
Intentionally Omitted

ARTICLE XXIX
Miscellaneous

Section 29.01. Partial Invalidity. If any term or provision of this Lease or the application thereof to any party or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to parties or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

Section 29.02. Waivers. One or more waivers by either party of the obligation of the other to perform any covenant or condition shall not be construed as a waiver of a subsequent breach of the same or any other covenant or condition.

The receipt of Monthly Basic Rent and Additional Rent by the Landlord, with knowledge of any breach of this Lease by the Tenant or of any default on the part of the Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. Neither acceptance of the keys nor any other act or thing done by the Landlord or any agent or employee during the Term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Landlord accepting or agreeing to accept such a surrender.

Section 29.03. Number, Gender. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 29.04. Successors, Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the respective parties and their successors and assigns.

Section 29.05. Headings. The Article and marginal headings herein are intended for convenience in finding the subject matters, are not to be taken as part of this Lease and are not to be used in determining the intent of the parties to this Lease.

Section 29.06. Entire Agreement. This instrument contains the entire and only agreement between the parties and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect. This Lease shall not be modified in any way or terminated except by a writing executed by both parties.

Section 29.07. Landlord. The term "Landlord" as used in this Lease means only the holder, for the time being, of the Landlord's interest under this Lease so that in the event of any transfer of title to the Demised Premises the Landlord shall be and hereby is entirely freed and relieved of all obligations of the Landlord hereunder accruing after such transfer, and it shall be deemed without further agreement between the parties that such grantee, transferee or assignee has assumed and agreed to observe and perform all obligations of the Landlord hereunder arising during the period it is the holder of the Landlord's interest hereunder.

Section 29.08. Words of Duty. Whenever in this Lease any words of obligation or duty are used, such words or expressions shall have the same force and effect as though made in the form of covenants.

Section 29.09. Cumulative Remedies. The specified remedies to which the Landlord or the Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Landlord or the Tenant may lawfully be entitled in case of any breach or threatened breach of any provision of this Lease.

Section 29.10. No Option. The submission of this Lease Agreement for examination does not constitute a reservation of, or option for, the Demised Premises, and this Lease Agreement becomes effective as a Lease Agreement only upon execution and delivery thereof by Landlord and Tenant.

Section 29.11. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the Monthly Basic Rent and additional charges payable hereunder shall be deemed to be other than a payment on account of the earliest stipulated Monthly Basic Rent and Additional Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment for Basic Rent or Additional Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent and Additional Rent or pursue any other remedy provided herein or by law.

Section 29.12. Corporate Authority. If Tenant is a corporation, Tenant represents and warrants that this Lease and the undersigned's execution of this Lease has been duly authorized and approved by the corporation's Board of Directors. The undersigned officers and representatives of the corporation executing this Lease on behalf of the corporation represent and warrant that they are officers of the corporation with authority to execute this Lease on behalf of the corporation, and within fifteen (15) days of execution hereof, Tenant will provide Landlord with a corporate resolution confirming the aforesaid.

Section 29.13. Lease Commencement. Notwithstanding anything contained herein to the contrary, if Landlord, for reasons beyond its control cannot deliver possession of the Demised Premises to Tenant at the commencement of the agreed Term as set forth in Section 2.01, this Lease shall not be void or voidable, but in that event, the Term shall be for the full Term as specified above to commence from and after the date Landlord shall have delivered possession of the Demised Premises to Tenant, and, if requested by Landlord, Landlord and Tenant shall, by a writing signed by the parties, ratify and confirm said commencement and termination dates.

Section 29.14. Real Estate Taxes. As used in this Lease, Real Estate Taxes shall mean the property taxes and assessments imposed upon the Real Property including the Structures, or upon the Basic Rent and Additional Rent, as such, payable to Landlord, including, but not limited to, real estate, city, county, village, school and transit taxes, or taxes, assessments or changes levied, imposed, or assessed against the Demised Premises including the Structures by any other taxing authority, whether general or specific, ordinary or extraordinary, foreseen or unforeseen. If due to a future change in the method of taxation, any franchise, income or profit tax or other tax shall be levied against Landlord in substitution for, or in lieu of, or in addition to, any tax which would otherwise constitute a Real Estate Tax, such franchise, income or profit tax or other tax shall be deemed to be a Real Estate Tax for the purposes hereof; conversely, any additional real estate tax hereafter imposed in substitution for, or in lieu of, any franchise, income or profit tax or other tax (which is not in substitution for, or in lieu of, or in addition to, a Real Estate Tax as hereinbefore provided) shall not be deemed a Real Estate Tax for the purposes hereof.

Section 29.15. Additional Rent. Additional Rent shall mean all sums in addition to Basic Rent payable by Tenant to Landlord pursuant to the provisions of this Lease for the collection of which Landlord shall have all the remedies as are permitted for the collection of Basic Rent.

Section 29.16. Force Majeure. Force Majeure shall mean and include those situations beyond Landlord's control, including by way of example and not by way of limitation, acts of God; accidents; repairs; strikes; shortages of labor, supplies or materials; inclement weather; or, where applicable, the passage of time while waiting for an adjustment of insurance proceeds. Any time limits required to be met by either party hereunder, whether specifically made subject to Force Majeure or not, except those related to the payment of Basic Rent or Additional Rent and except as to the time periods set forth in Article XVII, shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Force Majeure.

Section 29.17. Applicable Law. This Lease shall be governed by and construed and enforced in accordance with the laws by the Courts of the State of New Jersey (excluding New Jersey conflict laws) and by the Courts of New Jersey.

Section 29.18. Lease Not To Be Recorded. This Lease shall not be filed of record by or on behalf of Tenant in any office or place of public record. If Tenant fails to comply with the terms hereof by recording or attempting to record this Lease or a notice thereof, such act shall not operate to bind or cloud the title to the Demised Premises. Landlord shall, nevertheless, have the right forthwith to institute appropriate legal proceedings to have the same removed from record which may include a claim for damages, reasonable attorneys fees, costs and expenses. If Tenant or any agent, broker or counsel acting for Tenant shall cause or permit this Lease or a copy thereof to be filed in an office or place of public record, Landlord, at its option, and in addition to Landlord's other rights and remedies, may treat such act as an Event of Default under this Lease on the part of Tenant.

ARTICLE XXX
Personal Liability

Section 30.01. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its successors, assigns or any mortgagee in possession (for the purposes of this Section, collectively referred to as "Landlord"), with respect to any of the terms, covenants and conditions of this Lease except for the obligation of Landlord to repay to Tenant the Basic Rent payment of $250,000 under the terms set forth in Section 5.02 of this Lease , and that Tenant shall look solely to the equity of Landlord in the Structures for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

ABLE ENERGY, INC., Landlord

By: /s/ Gregory D. Frost
Name: Gregory D. Frost
Title: Chief Executive Officer

North Jersey Oil, Inc., or its designee, Tenant

By: /s/ John Mc. McGinley
Name: John Mc. McGinley
Title: President